EXHIBIT 21.1
List of Subsidiaries of Belden CDT Inc.

Country/State of
Entity	Incorporation
Anglo-American Cables Ltd.	U.K.
Belden Asia (Hong Kong) Limited	China
Belden Australia Pty Ltd.	Australia
Belden Brasil Comerical Ltda.	Brazil
Belden (Canada) Finco Limited Partnership	Canada
Belden CDT (Canada) Inc.	Canada
Belden CDT European Shared Services	Netherlands
Belden CDT Inc.	Delaware
Belden CDT International, Inc.	Delaware
Belden CDT Networking, Inc.	Washington
Belden CDT Orebro	Sweden
Belden Communications Holding	Delaware
Belden de Sonora SA. de CV	Mexico
Belden Deutschland GmbH	Germany
Belden-Duna Kabel Kft	Hungary
Beldwn-EIW GmbH & Co. Kg	Germany
Belden Electronics Argentina S.A.	Argentina
Belden Electronics GmbH	Germany
Belden Electronics, S.A. de CV	Mexico
Belden Electronics S.a.r.l.	France
Belden Europe B.V.	Netherlands
Belden Europe B.V. & Belden Wire & Cable B.V. Finance Gbr	Germany
Belden Far East Holdings, B.V.	Netherlands
Belden Finance Gbr	Germany
Belden Holdings, Inc.	Delaware
Belden Inc.	Delaware
Belden India Private Limited	India
Belden International Holdings, B.V.	Netherlands
Belden Technologies, Inc.	Delaware
Belden (UK) Finco Limited Partnership	UK
Belden (UK) Limited	UK
Belden Wire & Cable B.V.	Netherlands
Belden Wire & Cable Company	Delaware
Belden Wire & Cable Trading (Shanghai) Co. Ltd.	Hong Kong
Belden Wire & Cable Sp. z o. o. Oddzial w Polsce	Poland
CDT Asia Pacific Pte Ltd.	Singapore
Cable Design Technologies (Deutschland) Gmbh	Germany
CDT International Holdings, Inc.	Delaware

Country/State of
Entity	Incorporation
CDT Kabeltechnik Berlin GmbH	Germany
CDT/Nordic Holding AB	Sweden
Cekan/CDT AS	Denmark
CDT (CZ) SRO	Czech Republic
Dearborn/CDT, Inc.	Delaware
HEW-Kabel/CDT Gmbh & Co. Kg	Germany
HEW-Kabel/CDT Skandinaviska AB	Sweden
HEW-Kabel/CDT Verwaltungs GmbH	Germany
ITC/CDT Industria Tecnica CAVI S.r.l.	Italy
Kabelovna Decin Podmokly	Czech Republic
Nordx CDT Corp.	Delaware
Nordx/CDT Australia Pty Ltd	Australia
Nordx/CDT Limited	UK
Nordx do Brazil Ltda.	Brazil
Noslo Limited	UK
Raydx/CDT Limited	UK
Red Hawk/CDT Inc.	Delaware
Thermax/CDT Inc.	Delaware
Wire Group International Limited	UK
X-Mark/CDT, Inc.	Pennsylvania